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                                                                   EXHIBIT 10.71


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement"), dated May 22, 2000, (the "Effective Date"), is made and entered into by and between RAYTEL MEDICAL CORPORATION, ("RAYTEL") a Delaware corporation and its Subsidiary RAYTEL CARDIAC SERVICES CORPORATION (the "Company"), and Jason Sholder, (the "Employee").

                                    RECITALS

     A. The Company desires to continue the employment of the Employee as its President and Chief Operating Officer, and the Employee desires to accept such continued employment. The employment of the Employee by the Company pursuant to this Agreement is hereinafter sometimes referred to as the "Employment"; and

     B. The Company and the Employee hereby enter into this Agreement setting forth each and all of the terms and conditions of the Employment.

     NOW THEREFORE, in consideration of the premises and the agreements, representations and warranties, contained in this Agreement, the Company and the Employee hereby agree as follows:

     1.   Duties Term and Exclusive Employment.

          1.1 Duties and Responsibilities. Within the limitations established by the Company's Bylaws, the Employee shall have each and all of the duties and responsibilities as President and Chief Operating Officer of the Company as well as certain other related subsidiaries of Raytel to be named by the Raytel Board of Directors (the "Board") from time to time. As such, the Employee shall have responsibility and authority with respect to the Company's operations, subject to the direction of the Company's Chief Executive Officer ("CEO").

          1.2 Term of Employment. The Employment hereunder shall begin on the Effective Date and, unless earlier terminated as provided in Paragraph 3 hereof, the Employment shall continue until midnight on the first anniversary of the Effective Date. The Employment shall be extended for additional one (1) year terms upon each anniversary of the Effective Date, beginning on May 15, 2000, upon the Company's



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written notice to the Employee at least thirty (30) days prior to the expiration of the initial term (or, if applicable, any extended term) of its election to extend the Employment for the subsequent term.

          1.3 No Other Employment or Business Activities. During the term of the Employment, the Employees shall diligently and conscientiously devote all of his working time and attention to discharging his duties to the Company and shall not, without the express prior written consent of the Board, render to any other person, corporation, partnership, firm, company, joint venture or other entity any services of any kind for compensation or engage in any other activity that would in any manner whatsoever interfere with the performance of the Employee's duties on behalf of the Company. The foregoing notwithstanding, nothing herein shall prevent the Employee from engaging in charitable activities or activities of professional associations, from managing any personal investments on his own personal time, provided that such investments are not otherwise competitive with the Company except for those activities contained in Exhibit A.

          1.4 Proprietary Information and Inventions Agreement. The Employee acknowledges his obligations under the Employment Agreement regarding Proprietary Information and Inventions of even date herewith, attached hereto as Exhibit B (the "Proprietary Information and Inventions Agreement"), and agrees to be bound by the provisions thereof.

          1.5 Indemnity Agreement. The parties acknowledge their respective obligations under the Indemnity Agreement of even date herewith, attached hereto as Exhibit C (the "Indemnity Agreement"), and agree to be bound by the provisions thereof.

          1.6 Relocation Agreement. During the Employment the Company and the Employee acknowledge that the Employee may be required to move his residence to the state of Connecticut or such other location which is within reasonable commuting distance of one of the Company's major facilities. Upon mutual agreement between the Employee and the Company with regard to the major facility, the Company agrees to reimburse the Employee for all reasonable and customary moving expenses, as defined by Company policy, as long as those expenses do not exceed $45,000 and are pre-approved by the Company.

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          1.7  Non Competition Agreement. The Employee acknowledges his obligations under the Agreement regarding non competition with Raytel attached herewith as Exhibit D (the "Agreement and Covenant Not to Compete"), and agrees to be bound by the provisions thereof.

     2. Compensation. In full and complete consideration for the Employment and each and all of the services to be rendered to the Company, and any subsidiary or affiliate of the Company, by the Employee, the Employee shall receive compensation as follows, except as otherwise provided in Paragraph 3 hereof:

          2.1 Base Salary. The Employee shall receive from the Company a base salary, at the initial rate of Three Hundred Thousand Dollars ($300,000) per year, payable in periodic installments in accordance with the Company's payroll policy as in effect from time to time. The base salary will be reviewed at least annually during the continuation of the Employment and may be increased by the Company in the sole discretion of the Board or its designees based upon such factors as the CEO and the Board deems relevant, including the earnings and revenue growth of the Company. From each salary payment the Company will withhold any pay to the proper governmental authorities any and all amounts required by law to be withheld for federal income tax, state income tax, federal social security tax, state disability insurance premiums, and any and all other amounts required by law to be withheld from the Employee's salary. The Company will also deduct from the Employee's salary payments those sums, if any, authorized by the Employee in writing and approved by the Company. The Company will make payments and contribution, such as unemployment insurance premiums, workers' compensation insurance premiums and the employer's portion of federal social security tax, which are required by law to be made by the Company for the Employee's benefit without any deduction from the Employee's salary payments.

          2.2 Bonus Awards. The Employee will be eligible for consideration for incentive compensation ("Bonus Awards"), although no Bonus Awards are required to be paid hereunder. All Bonus Awards shall be determined by the Board based upon the recommendations of the CEO in its sole discretion for such fiscal periods as it shall determine and based upon such factors as it deems relevant. Each Bonus award will be deemed to be earned at the end of the applicable fiscal period and will be paid to the Employee within ninety (90) days following the end of the fiscal period for which such award is made; provided, however, that if, prior to the end of any such fiscal period, (i) the Employment is terminated as a result of the Employee's death or disability; (ii)


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the Company terminated the Employment other than For Cause pursuant to Paragraph
3.2 hereof; (iii) the Employment is terminated by the Company giving notice pursuant to Paragraph 1.2 hereof; or (iv) the Employee terminates the Employment for Good Reason pursuant to Paragraph 3.4 hereof, in each case, the Employee shall be entitled to receive a prorated Bonus Award determined by multiplying the amount of the Bonus Award, if any, that the Employee would have received had the Employee been employed for the full fiscal period by a fraction, the numerator of which is the number of full months of Employment completed during the fiscal period and the denominator of which is the number of months in the fiscal period. Any such prorated bonus award will be paid to the Employee within ninety (90) days following the end of the fiscal period for which such award is made.

          2.3 Deferred Compensation Plan. The Employee shall be entitled to participate in the Company's Deferred Compensation Plan so long as it is available, and in any successor plan which may be adopted and in effect from time to time during the Employment.

          2.4 Stock Options. The Employee is the holder of stock options granted under the Company's 1990 Stock Option Plan, which options are subject to separate written Option Agreements. No such Option Agreement constitutes an agreement of employment, and no provision of any such Option Agreement shall operate to extend the term of the Employment hereunder. During the Employment, the Employee will be eligible for the grant of additional options at the sole discretion of the Board based upon such factors as it deems relevant. The Stock Option Plan shall be modified in accordance with the Board resolution, a copy of which is attached as Exhibit E.

          2.5 Vacation. The Employee shall be entitled to paid vacation in accordance with the Company's vacation policy for senior executives, as in effect from time to time.

          2.6 Automobile Allowance. The Employee shall be entitled to the payment of a $700 monthly allowance for automobile expenses throughout the term of the Employment, in the same amount and in accordance with the arrangements currently in effect, or to such alternate automobile allowance of comparable economic value as may be in effect from time to time.


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          2.7  Insurance and Other Benefits. The Employee shall be entitled to participate in any life, medical, dental and/or disability insurance plans, together with any supplemental insurance plans, as may be offered by the Company to its executive employees from time to time during the Employment. The Employee shall be eligible to participate in any other fringe benefits as may be provided by the Company to its executives, generally, during the Employment.


     3. Termination of Employment. The Employment may be terminated prior to the end of the term specified in Paragraph 1.2 hereof upon the occurrence of any of the following:

          3.1 Death and Disability. The Employment shall automatically terminate upon the death of the Employee. The Company shall have the right, but not the obligation, to terminate the Employment at any time following determination of the Employee's total disability (as defined pursuant to the Company's long-term disability insurance plan covering the Employee if any such plan is then in effect, or otherwise as determined by the Company's Board of Directors). In this event of the Employee's total disability, the Employee's base salary pursuant to Paragraph 2.1 hereof, shall be continued for the lesser of: (i) the duration of the Employee's total disability, or (ii) the waiting period determined in the Company's long-term disability policy then in effect or
(iii) one (1) year if no such policy is then in effect. In the event of the Employee's death or total disability, the Employee or his estate shall be entitled to receive: (A) the Employee's base salary through the date of termination of the Employment (as extended, in the case of total disability), plus, (B) any Bonus Award earned by the Employee as of the date of termination of the Employment pursuant to Paragraph 2.2 hereof but not yet paid, plus (C) any other benefits to which the Employee is entitled pursuant to the plans described in Paragraphs 2.3 and 2.7 hereof. In the event of a partial disability that prevents the Employee from effectively performing his duties and responsibilities hereunder, the parties will attempt, in good faith, to negotiate a basis upon which the Employee may continue as an employee of the Company in a reduced capacity and at appropriately reduced compensation. If no such arrangement is agreed upon, the Company may elect to treat the Employee's disability as a total disability for purposes of this Paragraph 3.1


          3.2 Termination of Employment by the Company "For Cause". The Company shall have the unrestricted right, but not the obligation, to terminate the Employment at any time "For Cause" in the event of the Employee's: (1) willful and repeated neglect of his duties hereunder (other than as a result of a physical disability



                                      -5-

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not related to substance abuse), (ii) conviction of a crime involving moral turpitude, (iii) commission of any act of fraud or dishonesty against the Company, or (iv) breach of the Employee's obligations hereunder or under the Proprietary Information and Inventions Agreement which, if curable, is not cured within ten (10) days following notice thereof by the Company. The decisions to terminate the Employment For Cause, to take other action or to take no action in response to such occurrence shall be in the sole and exclusive discretion of the Company. Upon any termination of the Employment by the Company For Cause, the Employee shall be entitled to receive: (A) the Employee's base salary through the date of such termination, plus (B) any bonus Award earned by the Employee as of the date of termination of the Employment pursuant to Paragraph 2.2 hereof but not yet paid, plus any other benefits to which the Employee is entitled pursuant to the plans described in Paragraphs
2.3 and 2.7 hereof.

          3.3 Other Termination of Employment by the Company. Through the term of this Agreement the Company may terminate the Employment hereunder at any time for any reason. However, if the Employment is terminated by the Company for any reason other than pursuant to Paragraphs 3.1 or 3.2 hereof (including a termination pursuant to notice given under Section 1.2 hereof), the Employee shall be entitled to receive his base salary through the date of termination of the Employment, plus an amount (the "Severance Payment") equal to his then current base salary for a period of twelve (12) months following the date of termination (the "Severance Period"). The Severance Payment shall be paid in periodic installments during the Severance Period, in accordance with the Company's payroll policy as in effect from time to time, and shall be in lieu of any other severance pay or other benefit to which the Employee might otherwise be entitled. In addition, in the event of such a termination, the Company will, to the extent its plans permit, continue to provide to the Employee coverage under its life, medical, dental and/or disability plans, as in effect on the date of termination, during the Severance Period. In the event that the Company may not continue to provide the benefit of any such plans, the Severance Payment shall be increased by an amount equal to the Employee's cost of providing such discontinued coverage for himself and his dependents during the Severance Period, assuming, where applicable, the timely compliance by the Employee with any notification procedure required in order to obtain continuation coverage at group rates. The Employee shall also be entitled, upon any such termination, to receive: (A) any Bonus Award earned by the Employee as of the date of termination of the Employment pursuant to Paragraph 2.2 hereof but not yet paid, plus, (B) any other benefits to which the Employee is entitled pursuant to the plans described in paragraphs 2.3 and 2.7 hereof. However, should the Employee become employed during the Severance Period the

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Severance Payment will be reduced by the amount of compensation received from the new employer for the remainder of the Severance Period.

          3.4 Termination of Employment by the Employee for "Good Reason". The Employee shall have the right to terminate the Employment at any time for "Good Reason" in the event that, other than pursuant to Paragraphs 3.1 or 3.2 hereof, the Company, without the Employee's prior written consent, (i) materially alters or reduces the Employee's duties, responsibilities and status with the Company from those which exist as of the Effective Date; (ii) materially breaches the terms of this Agreement in respect to the payment of compensation or benefits or in any other material respect and such breach is not cured within thirty (30) days after notice thereof; or (iii) required the Employee, as a condition to the Employment, to perform illegal or fraudulent acts or omissions. If the Employee voluntarily terminates the Employment for Good Reason pursuant to this Paragraph 3.4, the Employee shall be entitled to receive the payments and other benefits specified in paragraph 3.3 hereof with respect to a termination by the Company other than For Cause.

          3.5 Termination of Employment by the Employee Without "Good Reason". Upon any voluntary termination of the Employment by the Employee, other than for Good Reason pursuant to Paragraph 3.4 hereof, the Employee shall be entitled to receive (i) the Employee's base salary through the date of such termination, plus (ii) any Bonus award earned by the Employee as of the date of termination of the Employment pursuant to Paragraph 2.2 hereof but not yet paid, plus (iii) any other benefits to which the Employee is entitled pursuant to the plans described in Paragraphs 2.3 and 2.7 hereof through the date of such termination.

     4. Expenses. The Company will reimburse the Employee for those customary, ordinary and necessary business expenses incurred by him in the performance of his duties and activities on behalf of the Company. Such expenses will be reimbursed upon presentation by the Employee of appropriate documentation to substantiate such expenses pursuant to the policies and procedures of the Company governing reimbursement of business expenses to its executives. The Employee will use his best efforts to minimize such expenses in accordance with Company policies.

     5. Conflicts of Interest. The Employee covenants, warrants and represents to the Company that he has the full right and authority to enter into the Employment and this Agreement, that he has no agreement, duty, commitment or responsibility of any kind or nature whatsoever with or to any other person, corporation, partnership,



                                      -7-

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firm, company, joint venture or other entity which would conflict in any manner whatsoever with any of his duties, obligations or responsibilities to the Company pursuant to the Employment and/or this Agreement. As a condition of the Employment and of the Company's entering into this Agreement, the Company requires that the Employee not, and the Employee hereby specifically agrees, covenants, warrants and represents that during the Employment he will not, without the Board's express prior written consent, accept any employment, contractual or other relationship of any kind or nature whatsoever or engage in any association or dealing of any kind or nature whatsoever with any person, corporation, partnership, firm, company, joint venture, or other entity in competition with any actual or proposed business of the Company; provided that nothing herein shall prohibit Employee from owning up to five percent (5%) of the outstanding shares of any class of equity securities of a corporation engaged in any such prohibited activity whose securities are listed on a national securities exchange or quoted daily in the over-the-counter listings of The Wall Street Journal.

     6. Duties of the Employee After Any Notice of Termination of the Employment. Following any notice of termination of the Employment, the Employee shall fully cooperate with the Company in all matters relating to the winding up of the Employee's work on behalf of the Company and the orderly transfer of all pending work and of the Employee's duties and responsibilities to such other person or persons as may be designated by the Company in its sole discretion. Upon any termination of the Employment, the Employee will immediately deliver to the Company any and all of the Company's property of any kind or nature whatsoever in the Employee's possession, custody or control, including, without limitation any and all Confidential Information as that term is defined in the Proprietary Information and Inventions Agreement.

     7. No Solicitation. During the Employment and for two (2) years following any termination of the Employment, the Employee will not, without having received prior written permission of the Board to do so, directly or indirectly, on his own behalf or in the service of others, interfere with or raid the officers, employees, consultants, agents and/or independent contractors of the Company or in any manner attempt to persuade any such person to discontinue any relationship with the Company. The Employee and the Company confirm that this Paragraph 7 is reasonable and necessary for the protection of the trade secrets and proprietary information of the Company.


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
     8. Arbitration. Except as otherwise expressly provided in this Agreement, any and all controversies, disputes and/or claims in any manner arising out of or relating to this Agreement or the Employment shall be settled solely by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration proceeding shall take place in the state and county of the Company's office where the Employee is based. Judgment on any decision rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party shall bear its own attorney's fees and expenses and other costs in any arbitration proceeding. All administrative fees and the fee of the arbitrator shall be borne by the parties equally. Except as otherwise expressly provided in this Agreement, the arbitration provisions set forth above in this Paragraph 8 are intended by the Employee and by the Company to be absolutely exclusive for all purposes whatsoever, and applicable to each and every controversy, dispute and/or claim in any manner arising out of or relating to this Agreement, and the Employment, the meaning, application and/or interpretation of this Agreement, any breach or claimed breach thereof and/or any voluntary or involuntary termination of this Agreement with or without cause, including, without limitation, any such controversy, dispute and/or claim which, if pursued through any state or federal court or administrative agency, would arise at law, in equity and/or pursuant to statutory, regulatory and/or common law rules, regardless of whether such dispute, controversy and/or claim would arise in and/or from contract, tort or any other legal and/or equitable theory or basis. Notwithstanding anything to the contrary contained in this Paragraph 8, the Company shall at all times have and retain the full, complete and unrestricted right to immediate and permanent injunctive and other relief as provided in Paragraph 9 below.

     9. The Company's Right to Immediate Injunctive Relief. The Employee recognizes, acknowledges and agrees that any breach or any threatened breach of any Paragraph, term, provision or covenant of any of Paragraphs 1, 4, 5, 6, 7 and 8 of this Agreement or of the Proprietary Information and Inventions Agreement would cause irreparable injury to the Company which could not be adequately compensable in monetary damages and that the remedy at law for any such breach will be entirely insufficient and inadequate to protect the Company's legitimate interests. Therefore, the Employee specifically recognizes, acknowledges and agrees that the Company shall at any and all times be and remain fully entitled to seek and obtain immediate temporary, preliminary and permanent injunctive relief for any such breach or threatened breach from any court of competent jurisdiction. The prevailing party in any action instituted pursuant to this paragraph 8 shall be entitled to recover from the other party its reasonable attorneys' fees and other expenses incurred in such litigation.




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     10.  Survival of Certain Provisions of this Agreement. Except as may otherwise be provided herein, each and all of the terms, provisions and covenants of each of paragraphs 1, 4, 6, 7, 8, 9, 10 and 11 of this Agreement shall, for any and all purposes whatsoever, survive any termination of the Employment, regardless of whether such termination is by the Employee, the Company, by expiration or otherwise.

     11.  General.

          11.1 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the Company, the Employee and each and all of their respective heirs, legal representatives, successors and assigns. The duties, responsibilities and obligations of the Employee under this Agreement shall be personal and not assignable or delegable by the Employee in any manner whatsoever to any person, corporation, partnerships, firm, company, joint venture or other entity. The Employee may not assign, transfer, convey, mortgage, pledge or in any other manner encumber the compensation or other benefits to be received by him or any rights which he may have pursuant to the terms and provisions of this Agreement.

          11.2 Waiver. No waiver of any breach of any warranty, representation, agreement, promise, covenant, paragraph, term or provision of this Agreement shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other warranty, representation, agreement, promise, covenant, paragraph, term and/or provision of this Agreement. No extension of the time for the performance of any obligation or other act required or permitted by this Agreement shall be deemed to be an extension of the time of the performance of any other obligation or any other act required or permitted by this Agreement.

          11.3 Sole and Entire Agreement. This Agreement, and the other agreements referred to herein, including the Company's benefit plans, are the sole, complete and entire contract, agreement and understanding between the Company and the Employee concerning the Employment, the terms and conditions of the Employment, the duration of the Employment, the termination of the Employment and the compensation and benefits to be paid and provided by the Company to the Employee pursuant to the Employment. Except as otherwise provided herein, the Agreement supersedes any and all prior contracts, agreements, plans, agreements in principle, correspondence, letters of intent, understandings, and negotiations, whether



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oral or written, concerning the Employment, the terms and conditions of the
Employment, the duration of the Employment, the termination of the Employment and the compensation and benefits to be paid by the Company to the Employee pursuant to the Employment.

          11.4 Amendments. No amendment, modification, waiver, or consent relating to this Agreement will be effective unless and until it is embodied in a written document signed by the Company and by the Employee.

          11.5 Originals. The Agreement may be executed by the Company and by the Employee in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

          11.6 Headings. Each and all of the headings contained in this Agreement are for reference purposes only and shall not in any manner whatsoever affect the construction or interpretation of this Agreement or be deemed a part of this Agreement for any purpose whatsoever.

          11.7 Savings Provision. To the extent that any provisions of this Agreement or any Paragraph, term, provision, sentence, phrase, clause or word of this Agreement shall be found to be illegal or unenforceable for any reason, such Paragraph, term, provision, sentence, phrase, clause or word shall be modified or deleted in such a manner as to make this Agreement, as so modified, legal and enforceable under applicable laws. The remainder of this Agreement shall continue in full force and effect.

          11.8 Applicable Law. This Agreement and each and every provision of this Agreement shall be interpreted solely pursuant to the internal laws of the State of California without regard to any conflicts of law principles thereof.

          11.9 Construction. The language of this Agreement and of each and every paragraph, term and provision of this Agreement shall, in all cases, for any and all purposes, and in any and all circumstances whatsoever be construed as a whole, according to its fair meaning, not strictly for or against the Employee or the Company, and with no regard whatsoever to the identity or status of any person or persons who drafted all or any portion of this Agreement.

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          11.10 Notices. Any notices to be given pursuant to this Agreement by either party to the other party may be effected by personal delivery or by registered or certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses stated below, but each party may change its or his address by written notice to the other in accordance with this Paragraph 11.10. Notices delivered personally shall be deemed received on the date of delivery. Notices delivered by mail shall be deemed received on the third business day after the mailing thereof.

     Mailed notices to the Employee shall be addressed as follows:

          Jason Sholder
          40 Marlin Drive
          Whippany, N.J. 07981

     Mailed notices to the Company shall be addressed as follows:

          Raytel Medical Corporation
          2755 Campus Drive, Suite 200
          San Mateo, California 94403-2515
          Attention: Chief Executive Officer


     IN WITNESS THEREOF, the Company and the Employee have each duly executed this Agreement as of the date first set forth above.

RAYTEL MEDICAL CORPORATION                   EMPLOYEE


By: /s/ RICHARD F. BADER                     /s/ JASON SHOLDER
    ------------------------                 ---------------------------
        Richard F. Bader                     Jason Sholder

Its: Chairman and Chief Executive Officer



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
                                   EXHIBIT A

                    EXCEPTIONS TO OTHER BUSINESS ACTIVITIES

1. Employee will be allowed to be a member of MAX Medical Inc's ("MAX"), Board of Directors attending up to 3 meetings per year at MAX's expense.

2. Employee may assist MAX in its funding process, so long as Employee's needs to do so are not excessive and MAX pays for all of Employee's associated travel, food and lodging expenses associated with the fund raising effort for a maximum of 3 months.

3. If Employee can persuade Raytel's Board to initiate a project to evaluate and potentially adopt Employee's Heart Transplant Rejection Assessment Monitoring concepts, Raytel and Employee will negotiate a separate, mutually acceptable Agreement for rights to the product and service.

4. If Raytel's Board decides not to pursue this project and service, the Employee will be allowed to negotiate for the rights with any third party to initiate a separate business.

5. If a separate business is initiated, Employee will be allowed to be a member of its Board of Directors and retain a major equity ownership in that business.


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                                   EXHIBIT B

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

The business of Raytel Medical Corporation, its subsidiaries, affiliates and joint ventures, herein after referred to as the "Company", involves valuable, confidential, and proprietary data and information of various kinds. Such data and information, called "Trade Secrets" concerns:

- - The names of Company customers and the nature of the Company's relationships with such customers (e.g., types and amounts of products acquired from the Company);

- -  The Company's various computer systems and programs;

- - Techniques, development, improvements, inventions and processes that are, or may be produced in the course of the Company's operations; and

- - Any other information not generally known concerning the Company or its operations, products, suppliers, markets, sales, costs, profits, customer needs and lists; or other information acquired, disclosed or made known to employees or agents while in the employ of the Company, which, if used or disclosed, could adversely affect the Company's business or give competitors and advantage.

Since is would harm or Company if any of our Trade Secrets were known to our competitors, as a condition of employment you agree that:

- - You will not, during or after your employment with the Company, use any Trade Secrets for your benefit, or disclose to any person, business, or corporation any Trade Secrets without the prior written consent of the Company.

- - You will fully and completely disclose to the Company any inventions, ideas, works or authorship, and other Trade Secrets made, developed, and/or conceived by you alone or jointly with others, arising out of, or relating to employment at the Company. All such inventions, ideas, works of authorship, copyrights, and other Trade Secrets shall be the sole property of the Company except as provided below in Appendix A. The employee agrees to execute and deliver to the Company such assignments, documents, agreements, or instruments which the Company may require from time to time to evidence its ownership of the results and proceeds of the employee's creations.

- -   You shall avoid discussing any matter of a confidential nature, or which constitutes a Trade Secret, with any competitor or its employees. This includes discussions regarding customers, pricing and policies. The employee is reminded that any such discussions may cause the Company and the employees personally, to have violated anti-trust laws, including the Sherman and Clayton Acts, Sanctions of up to three years imprisonment and fines up to $100,000 have been imposed on those who violate such laws.

- -   Upon termination of employment or at any time during employment, the Company may request that you promptly return to the Company all memoranda, notes, records, reports, technical manuals, and other documents (and all copies thereof) in your possession, custody, or control relating to Trade Secrets, all of which written materials and other media are and remain the sole property of the Company.

Every employee agrees to comply with rules, regulations, policies and procedures of the Company faithfully and to the best of his/her abilities. The employee understands that breach of any covenant contained herein may constitute substantial and irreparable harm to the Company and the Company may seek injunctive relief and other relief which it deems necessary and appropriate under the circumstances to protect its rights, and the employee shall pay all reasonable attorney fees, costs, and expenses incurred by the Company in the enforcement of any such actions.

I Jason Sholder received and read a copy of this Trade Secrets and Confidential Information Policy statement, understand all of its terms, and agree to be bound by the provisions.



/s/ JASON SHOLDER                               Dated: 5/24/00
- ---------------------------                            -----------------------
 Jason Sholder

                                   APPENDIX A

1. Employee has submitted provisional patent applications to the US Patent Office for a personal emergency response system and has provided a license to MAX for products that incorporate these patent concepts. A full patent application and additional patents are contemplated for this product. Raytel understands that all prior and future patent applications made by Employee dealing with personal emergency response systems are the property of Employee and Raytel will have no right, title or interest in these patents.

2. Employee has, for over 15 years, developed concepts, prepared a business plan to form a transplant rejection assessment company (AlloCare, Inc.) and has submitted patent applications for an Implantable Heart Transplant Rejection Assessment Monitor/transtelephonic patient rejection evaluation service. Employee has been in the process of obtaining agreements from many different manufacturers for a supply of pacemakers on an OEM basis which, with a change in software, can be used as Implantable Rejection Assessment Monitors. Employee wishes to interest Raytel in this business concept. To this end:

3. Employee has submitted provisional patent applications to the US Patent Office for a Heart Transplant Rejection Assessment Monitor and a Congestive Heart Failure Monitor. A full patent application and additional patents are contemplated.

4. Raytel understands that all prior and future patent applications made by Employee dealing with Transplant Rejection Assessment Monitors and Congestive Heart Failure Monitors are the property of Employee and Raytel has, at this time, no right, title or interest in these patents or products.

                                   EXHIBIT C

                              INDEMNITY AGREEMENT

     This Indemnity Agreement, dated as of May 23, 2000, is made by and between Raytel Medical Corporation, a Delaware corporation (the "Company"), and Jason Sholder (the "Indemnitee")

                                    RECITALS

     A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors, officers or agents of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors, officers and other agents.

     B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors, officers and agents with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take.

     C. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so enormous (whether or not the case is meritorious), that the defense and/or settlement of such litigation is often beyond the personal resources of directors, officers and other agents.

     D. The Company believes that it is unfair for its directors, officers and agents and the directors, officers and agents of its subsidiaries to assume the risk of huge judgments and other expenses which may occur in cases in which the director, officer or agent received no personal profit and in cases where the director, officer or agent was not culpable.

     E. The Company recognizes that the issues in controversy in litigation against a director, officer or agent of a corporation such as the Company or its subsidiaries are often related to the knowledge, motives and intent of such director, officer or agent, that he is usually the only witness with knowledge of the essential facts and exculpating circumstances regarding such matters, and that the long period of time which usually elapses before the trial or other disposition of such litigation often extends beyond the time that the director, officer or agent can reasonably recall such matters; and may extend beyond the normal time for retirement for such director, officer or agent with the result that he, after retirement or in the event of his death, his spouse, heirs, executors or administrators, may be faced with limited ability and undue hardship in maintaining an adequate defense, which may discourage such a director, officer or agent from serving in that position.

     F. Based upon their experience as business managers, the Board of Directors of the Company (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers and agents of the Company and its subsidiaries and to encourage such individuals to take the business risks necessary for the success of the Company and its subsidiaries, it is necessary for the Company to contractually indemnify its directors, officers and agents and the directors, officers and agents of its subsidiaries, and to assume for itself maximum liability for expenses and damages in connection with claims against such directors, officers and agents in connection with their service to the Company and its subsidiaries, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Company and its subsidiaries and the Company's stockholders.

     G. Section 145 of the General Corporation Law of Delaware, under which the Company is organized ("Section 145"), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive.

     H. The Company desires and has requested the Indemnitee to serve or continue to serve as a director, officer or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company.

     I. Indemnitee is willing to serve, or to continue to serve, the Company and/or one or more subsidiaries of the Company, provided that he is furnished the indemnity provided for herein.

                                   AGREEMENT

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Definitions.

          (a) Agent. For the purposes of this Agreement, "agent" of the Company means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company, or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

          (b) Expenses. For purposes of this Agreement, "expenses" include all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement or Section 145 or otherwise; provided, however, that "expenses" shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a proceeding.

          (c) Proceeding. For the purposes of this Agreement, "proceeding" means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, or investigative.

          (d) Subsidiary. For purposes of this Agreement, "subsidiary" means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.

     2. Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an agent of the Company, so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or until such time as he tenders his resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment by the Indemnitee.

     3.   Liability Insurance.

          (a) Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was an agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

          (b) Rights and Benefits. In all policies of D&O Insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if the Indemnitee is a director; or of the Company's officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, if the Indemnitee is not a director or officer but is a key employee.

          (c) Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

     4. Mandatory Indemnification. Subject to Section 9 below, the Company shall indemnify the Indemnitee as follows:

          (a) Successful Defense. To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceedings (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that he is or was an Agent of the Company at any time, against all expenses of any type whatsoever actually and reasonably incurred by him in connection with the investigation, defense or appeal of such proceeding.

          (b) Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by him in connection with the investigation, defense, settlement or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          (c) Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, the Company shall indemnify the Indemnitee against any amounts paid in settlement of any such proceeding and all expenses actually and reasonably incurred by him in connection with the investigation, defense, settlement, or appeal of such proceeding, provided the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and its stockholders. The Company shall indemnify the Indemnitee against judgments, fines, and ERISA excise taxes and penalties to the same extent and subject to the same conditions as described in the immediately preceding sentence. Notwithstanding the foregoing, no indemnification under this subsection 4(c) shall be made in respect to any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper.

          (d) Actions where Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he is or was an agent of the Company, or by reason of anything done or not done by him in any such capacity, and if prior to, during the pendency of, or after completion of such proceeding Indemnitee becomes decreased, the Company shall indemnify the Indemnitee's heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred to the extent Indemnitee would have been entitled to indemnification pursuant to Sections 4(a), 4(b), or 4(c) above were Indemnitee still alive.

          (e) Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) for which payment is actually made to Indemnitee under a valid and collectible insurance policy of D&O Insurance, or under a valid and enforceable indemnity clause, by-law or agreement.

     5. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a proceeding, but not entitled, however, to indemnification for all of the total amount hereof, the Company shall nevertheless indemnify the Indemnitee for such total amount except as to the portion hereof to which the Indemnitee is not entitled.

     6. Mandatory Advancement of Expenses. Subject to Section 8(a) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Company. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company.

     7.   Notice and Other Indemnification Procedures.

          (a) Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof.

          (b) If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

          (c) In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding, provided that (i) the Indemnitee shall have the right to employ his counsel in any such proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense of (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

     8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

          (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) the proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145.

          (b) Lack of Good Faith. To indemnify the Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

          (c) Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld.

     9. Non-exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Certificate of Incorporation or Bylaws, the vote of the Company's stockholders or disinterested directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as agent of the Company, and the Indemnitee's rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

     10. Enforcement. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 8 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its stockholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

     11. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

     12.  Survival of Rights.

          (a) All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein.

          (b) The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

     13. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification would otherwise be discretionary.

     14. Severability. If any provision of provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.

     15. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing wavier.

     16. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

     17. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

     18. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

     The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

COMPANY:                                          INDEMNITEE:

RAYTEL MEDICAL CORPORATION


By: /s/ RICHARD F. BADER                          /s/ JASON SHOLDER
    ---------------------------------------       -----------------------------
       Richard F. Bader                           Jason Sholder
Title: Chairman and Chief Executive Officer

                                   EXHIBIT D

                     AGREEMENT AND COVENANT NOT TO COMPETE


This Agreement and Covenant Not to Compete is attached as Exhibit D to the Employment Agreement between Raytel Medical Corporation ("Employer") and Jason Sholder ("Employee") dated May 23, 2000.

     Employee expressly covenants with the Employer as follows:

          (a) During the Term of the Employment (as defined in the Employment Agreement), if the Employee shall, for any reason other than permanent retirement from the regular full-time employment, permanently or temporarily leave the employ of the Employer, Employee hereby agrees, unconditionally, that he shall not in any manner whatsoever, directly or indirectly, as partner, employee, agent, principal, independent contractor, consultant, owner, or in any other capacity whatsoever establish, maintain, manage or occupy any office or premises for, and/or seek or become employed in a business or entity that is engaged in the same or similar business as that engaged in by the Employer, for a period of not less than two (2) years (the "Restricted Period") after termination of employment, within the United States (the "Restricted Area").

          (b) The Employer and the Employee agree that it is impossible to determine with any reasonable accuracy the amount of damages Employer would incur upon breach of this provision. Accordingly, in the event Employee breaches this provision, the Employee does hereby unconditionally covenant and agree with the Employer that the Employee shall pay, forthwith, the sum of Three Hundred Thousand Dollars ($300,000) as liquidated damages (the "Liquidated Damages") to the Employer upon written notice and demand, and in any event within three (3) days of the receipt of said notice by the Employee.

          (c) In the event Employee refuses to pay said sum or unreasonably delays the payment of same, the Employer shall have the unqualified option to sue and recover from Employee the aforesaid sum together with its reasonable attorney's fees and/or obtain an injunction against the Employee to enforce the medical practice prohibitions of this covenant, together with Employer's reasonable attorney's fees. It is the express intent and purpose of this provision that the Employee shall in no way compete with the Employer in every particular as set forth herein. Notwithstanding the above, the Employer, in lieu of accepting the Liquidated Damages, shall, have the right of injunctive relief. Such injunction may, in the discretion of the court, be granted without bond being required. If injunctive relief for any reason whatsoever is not available, then the Liquidated Damages, shall be paid as set forth above.

          (d) The Employee further acknowledges that the use of specific customer lists and referring physician lists, or direct solicitation of existing patients or referring physicians shall be presumed to be an irreparable injury to the Employer and may be specifically enjoined.

          (e) In the event Employer brings a legal action or other proceedings against Employee for enforcement of any provision of this Agreement, the calculation of the non-compete period shall not include the period of time commencing with the filing of legal action or other proceeding to enforce the provision or provisions of this Agreement through the date of final judgment or final resolution, including all appeals, if any, of such legal action. The existence of any claim or cause of action by Employee against the Employer predicated on this Employment Agreement shall not constitute a defense to the enforcement by the Employer of this covenant not to compete.

          (f) Employee acknowledges that Employer has legitimate business interests to justify the restrictions placed on him under this Agreement, including without limitation:

               (1) Employee possesses or will possess confidential business or professional information pertaining to Employer and its business, the use of which by Employee outside of his employment relationship with Employer could cause substantial harm to Employer and its business;

               (2) Employer has or will have substantial relationships with existing or prospective customers and referring physicians who utilize the services of Employer and the management and staff employed by Employer, which relationships could be substantially disrupted if Employee were to compete with Employer in the Restricted Area during the Restricted Period; and

               (3) Employer has created substantial goodwill in connection with the conduct of its business under its trade name within the Restricted Area, which goodwill could be substantially diluted if Employee were to compete with Employer in the Restricted Area during the Restricted Period.

          (g) Employee further acknowledges that the restrictions on his activity as contained in this Agreement are legitimate and reasonable, as to distance and monetary amount, are required for the Employer's reasonable protection, and are a material inducement to the Employer to enter into the Employment Agreement to which this Agreement and Covenant not to Compete is attached as an exhibit. Notwithstanding anything contained herein to the contrary, the provisions contained in this Agreement shall survive the expiration and term of the Employment Agreement.

          (h) Employee agrees that Employer may assign this Agreement to an entity that acquires or succeeds to the interests of Employer, and in such event, the Employer's assignee or successor is expressly authorized to enforce the provisions of this Agreement and Covenant not to Compete.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above-written.

        JASON SHOLDER                          RAYTEL MEDICAL CORPORATION
       (The "Employee")                             (The "Employer")


 /s/ JASON SHOLDER                     By:  /s/ RICHARD F. BADER
- ------------------------------             -------------------------------------
      Jason Sholder                          Richard F. Bader
                                      Its:  Chairman and Chief Executive Officer

                                   EXHIBIT E

                 BOARD RESOLUTION TO THE 1990 STOCK OPTION PLAN